EX-99.77O - Transactions effected pursuant to Rule 10f-3

Name of Fund:
Goldman Sachs High Yield Fund

Name of Underwriter From Who Purchased:
Donaldson, Lufkin, Jenrette Securities

Names of Underwriting syndicate members:
Donaldson, Lufkin, Jenrette Secs; ABN AMRO; Banc of America Securities LLC; Credit Suisse First Boston Corp.; Goldman Sachs & Co.; Ing Barings BBL; Merrill Lynch & Co.; Morgan Stanley Dean Witter; Paribas; and TD Securities

Name of Issuer:
United Pan-European Communications

Title of Security:
UPC 13 3/4 % 2/1/2010

Fiscal Quarter Ended:
3/31/00

Dollar Amount Purchased:
$512,240

Number of Shares Purchased:
1,000,000

Price Per Unit:
51.2240

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Name of Fund:
Goldman Sachs Core Fixed Income Fund

Name of Underwriter From Who Purchased:
Morgan Stanley

Names of Underwriting syndicate members:
Lehman Brothers; Morgan Stanley Dean Witter; ABN AMRO; Banc of America Securities LLC; Goldman, Sachs & Co.; Merrill Lynch & Co.; Wachovia Securities Inc.; Williams Capital Group LP

Name of Issuer:
Bell South Cap Funding

Title of Security:
BLS 7.875% 2/15/2030

Fiscal Quarter Ended:
3/31/00

Dollar Amount Purchased:
$1,239,062.50

Number of Shares Purchased:
1,250,000

Price Per Unit:
99.125

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Name of Fund:
Goldman Sachs Global Income Fund

Name of Underwriter From Who Purchased:
Morgan Stanley

Names of Underwriting syndicate members:
Lehman Brothers; Morgan Stanley Dean Witter; ABN AMRO; Banc of America Securities LLC; Goldman, Sachs & Co.; Merrill Lynch & Co.; Wachovia Securites Inc.; Williams Capital Group LP

Name of Issuer:
Morgan Stanley

Title of Security:
BLS 7.875% 2/15/2030

Fiscal Quarter Ended:
3/31/00

Dollar Amount Purchased:
$327,112.50

Number of Shares Purchased:
330,000

Price Per Unit:
99.125

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APPROVE RULE 10f-3 TRANSACTIONS*

Proposed Resolution to be Adopted
By the Trustees of
Goldman Sachs Trust and Goldman Sachs Variable Insurance Trust


RESOLVED, that, in reliance upon the written report provided by Goldman, Sachs & Co. ("Goldman Sachs") to the Trustees all purchases made during the fiscal quarter ended January 31, 2000, for the fixed income Funds, February 29, 2000 for the equity Funds, and March 31, 2000 for the money market and specialty Funds, on behalf of the Funds of instruments during the existence of underwriting or selling syndicates, under circumstances where Goldman Sachs or any of its affiliates is a principal underwriter of the instruments, were effected in compliance with the procedures adopted by the Trustees pursuant to Rule 10f-3 under the Investment Company Act of 1940, as amended; and

FURTHER RESOLVED, that, in reliance upon the written report provided by Goldman, Sachs & Co. ("Goldman Sachs") to the Trustees all purchases made during the fiscal quarter ended March 31, 2000, for the fixed income and equity Funds, on behalf of the Variable Insurance Trust Funds of instruments during the existence of underwriting or selling syndicates, under circumstances where Goldman Sachs or any of its affiliates is a principal underwriter of the instruments, were effected in compliance with the procedures adopted by the Trustees pursuant to Rule 10f-3 under the Investment Company Act of 1940, as amended.